SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 14, 1997

                             Mercury Finance Company
               (Exact name of registrant as specified in charter)


    Delaware                        1-10176          36-3627010
(State of other jurisdiction       (Commission       (IRS Employer
   of incorporation)               File Number)     Identification No.)



100 Field Drive, Lake Forest, Illinois                      60045
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (847) 295-8600





                                       N/A
          (Former name or former address, if changed since last report)



Item 5.   Other Events.

     Mercury Finance Company and all of its subsidiaries, other than its insurance company subsidiaries, have entered into a First Amendment, dated February 14, 1997 (the "First Amendment"), to the Loan and Security Agreement, dated as of February 7, 1997 (the "Loan Agreement"; all capitalized terms used herein without being defined have the meanings provided for in the Loan Agreement), with certain financial institutions and BankAmerica Business Credit, Inc. as agent for the Lenders. The First Amendment provides that all the proceeds of the Loans under the Loan Agreement are to be used (a) to satisfy obligations currently due by each Borrower, (b) for general corporate purposes of each Borrower and (c) by MFC to pay amounts due to affiliated insurance companies in the approximate amount of $6,000,000. None of the proceeds of the Loans may be used to (i) repay the principal of any indebtedness for borrowed money, (ii) repay the principal or interest on the commercial paper listed on Exhibit A to the First Amendment, (iii) to purchase, extend credit for the purpose of purchasing or refinance indebtedness of any Borrower or other person that has been incurred to purchase, Margin Stock or (iv) to acquire any security that is subject to Section 13 or 14 of the Exchange Act.

     A copy of the First Amendment is attached as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit No.    Description of Document

          10.1 First Amendment, dated February 14, 1997 to Loan and Security Agreement, dated as of February 7, 1997 among BankAmerica Business Credit, Inc., as agent, certain other financial institutions, Mercury Finance Company and certain of its subsidiaries.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Mercury Finance Company

Date:  March 11, 1997         By: /s/ Bradley Vallem
                              Its: AVP & Treasurer